UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
_________________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

KAMAN CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
_______________________________________________

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BLOOMFIELD, CONNECTICUT 06002
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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 15, 2020
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March 30, 2020
_______________
The following Notice of Change of Location relates to the proxy statement of Kaman Corporation (the “Company”), dated February 28, 2020 (the “Proxy Statement”), furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, April 15, 2020 (the “Annual Meeting”). These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about March 30, 2020.
PLEASE READ THE FOLLOWING NOTICE CAREFULLY IN CONJUNCTION WITH
THE PROXY STATEMENT.
______________________________
NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 15, 2020
To the shareholders of
Kaman Corporation:
In an effort to support the health and wellbeing of our shareholders, employees, partners and communities, in light of developments regarding the ongoing coronavirus, or COVID-19, global pandemic, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Kaman Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 15, 2020 at 9:00 a.m. Eastern Daylight Time. However, the Annual Meeting now will be held solely by remote communication, in a “virtual only” format. Shareholders will not be able to attend the Annual Meeting in person.
As described in the proxy materials that were previously distributed in connection with the Annual Meeting (the “Proxy Materials”), all shareholders of record of our common stock as of the close of business on February 7, 2020 (the “Record Date”) and holders of a legal proxy for the meeting are entitled to participate in the Annual Meeting. Shareholders and other interested parties can access the virtual meeting at http://www.meetingcenter.io/229917544. The password for the meeting is KAMN2020.
Shareholders desiring to login to the virtual meeting will have two options: You can join as a “Shareholder” or you can join as a “Guest.” If you join as a “Shareholder,” you will be required to have a control number and password. The control number can be found on the proxy card, voting instruction form, notice or email you previously received. Once properly admitted to the meeting, all shareholders of record as of the Record Date and holders of a legal proxy will be able to submit questions and vote their shares by following the instructions that will be available on the virtual meeting website. If you encounter any difficulties accessing the virtual meeting, please contact Computershare shareholder services at (800) 227-0291 or https://support.vevent.com.

Shareholders who hold their shares through an intermediary, such as a bank or broker, must register in advance to attend the Annual Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Kaman shareholdings along with your name and email address to Computershare. All requests for registration should be directed to Computershare at legalproxy@computershare.com, with the subject line “Legal Proxy” and must include a copy of the email you receive from your bank or broker or an attached image of your legal proxy, as applicable. All such requests must be received no later than 5:00 p.m., Eastern Daylight Time, on April 10, 2020. Once registered, you will receive a confirmation email from Computershare setting forth your control number for the meeting.
If you were not a shareholder as of the Record Date or do not have a control number, you may still attend the meeting as a “Guest” (non-shareholder), but you will not have the ability to vote or ask questions.
A list of shareholders of record as of the Record Date is available for inspection by shareholders at the principal executive offices of the Company located at 1332 Blue Hills Avenue, Bloomfield, Connecticut, and will be available for inspection by shareholders at the virtual meeting. The shareholder list will also be available for inspection by shareholders on a reasonably accessible electronic network beginning as of April 1, 2020 and continuing through the date of the Annual Meeting. All requests to access the list electronically should be directed to the Corporate Secretary at corporate.secretary@kaman.com.
It is important that you read the Proxy Materials and we encourage you to vote your shares of common stock in advance of the Annual Meeting by one of the methods described in the Proxy Materials. If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked. The proxy card included with the Proxy Materials will not be updated to reflect the change in location. You may continue to use the proxy card to vote your shares of common stock in connection with the Annual Meeting.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE MEETING BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS.

Date: March 30, 2020	BY ORDER OF THE BOARD OF DIRECTORS
Richard S. Smith, Jr.
Vice President, Deputy General Counsel and Secretary
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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 15, 2020: Our 2020 Proxy Statement and 2019 Annual Report are available free of charge on our website at www.kaman.com. The Company uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their shareholders on the Internet. In accordance with this rule, on or about February 28, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was provided to shareholders, which includes instructions on how to access our 2020 Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.